Exhibit 10.1

MICRO COMPONENT TECHNOLOGY, INC.

2008 NON-QUALIFIED STOCK OPTION PLAN

Adopted June 19, 2008

ARTICLE I.

PURPOSE

The purpose of this Plan is to provide a means whereby Micro Component Technology, Inc. (the “Company”), may be able, by granting non-qualified stock options (“Options”), to attract, retain and motivate capable and loyal employees, directors, consultants and advisors of the Company and its subsidiaries, for the benefit of the Company and its shareholders.  All options granted under the Plan shall be non-qualified stock options which do not qualify for favorable tax treatment.

ARTICLE II.

RESERVATION OF SHARES

A total of 5,000,000 shares of Common Stock of the Company (“Shares”) are reserved for issuance pursuant to Options granted under the Plan.  If any Option expires or terminates for any reason without being exercised in full, the unpurchased Shares shall become available for additional Options.  Shares reserved for issue as provided herein shall cease to be reserved upon termination of the Plan.

ARTICLE III.

ADMINISTRATION

(a)  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).  The Committee shall be appointed by the Board of Directors and shall be comprised solely of two or more “non-employee directors” within the meaning of SEC Rule 16b-3.  Vacancies in the Committee shall be filled by the Board.

(b)  The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration, subject to the express provisions of the Plan.

(c)  The Committee shall determine which persons shall be granted Options under the Plan, the number of Shares included in each Option, any limitations on the exercise or vesting of Options in addition to those imposed by this Plan, and any other terms and conditions of Options.  The Committee may also approve amendments to outstanding Options, provided there is no conflict with the terms of the Plan, applicable law, or applicable stock market rules and regulations.

(d)  The Committee shall not approve any repricing of outstanding Options without prior shareholder approval.  The term “repricing” means (i) a reduction in the exercise price of an Option after it has been granted, (ii) the cancellation of an Option in exchange for a new Option, unless pursuant to a merger or similar transaction, or (iii) any similar action which would be treated as a repricing under applicable accounting rules.

ARTICLE IV.

ELIGIBILITY

An Option may be granted to any employee, director, consultant or advisor of the Company or its subsidiaries, except that no consultant or advisor shall be granted Options in connection with the offer and sale of securities in a capital raising transaction on behalf of the Company.

ARTICLE V.

CHANGES IN PRESENT STOCK

In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Company’s present capital stock, appropriate adjustment may be made by the Committee in the number and kind of shares included in any Option, and the exercise or purchase price of any Option.

ARTICLE VI.

OPTIONS

(a)           Option Exercise Price.  The per share exercise price for each Option shall be determined by the Committee at the time of grant, provided that the per share exercise price for any Option shall be not less than the fair market value of the Common Stock on the date the Option is granted.  The fair market value of the Common Stock as of any date shall be the closing market price for the Common Stock on such date, or on the trading day closest to such date if the Common Stock does not trade on such date.  If there is no closing market price for the

Common Stock, the Committee shall use such other information deemed appropriate by the Committee.

(b)           Exercise of Options.  An optionee shall exercise an Option by delivery of a signed, written notice to the Company, specifying the number of Shares to be purchased, together with payment of the full purchase price for the Shares.  The Company may accept payment from a broker on behalf of the optionee and may, upon receipt of signed, written instructions from the optionee, deliver the Shares directly to the broker.  The date of receipt by the Company of the final item required under this paragraph shall be the date of exercise of the Option.

(c)           Option Agreement Provisions.  Each Option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, and shall be subject to the following terms and conditions, and such other terms and conditions as may be prescribed by the Committee:

(i)     Payment.  The full purchase price of the Shares acquired upon exercise of any Option shall be paid in cash, by certified or cashier’s check, or in the form of Shares of the Company’s Common Stock with a fair market value equal to the full purchase price and free and clear of all liens and encumbrances.

The Committee in its sole discretion may also permit the “cashless exercise” of an Option.  In the event of a cashless exercise, the optionee shall surrender the Option to the Company, and the Company shall issue the optionee the number of Shares determined as follows:

X = Y (A-B) /A where:

X = the number of Shares to be issued to the optionee.

Y = the number of Shares with respect to which the Option is being exercised.

A = the closing sale price of the Common Stock on the date of exercise, or in the absence thereof, the fair market value on the date of exercise.

B = the Option exercise price.

(ii)     Exercise Period.  The period within which an Option must be exercised shall be determined by the Committee at the time of grant, subject to a maximum of ten years.  The Committee may impose different or additional conditions with respect to length of service or attainment of specified performance goals which must be satisfied prior to exercise of all or any part of an Option.  To the extent exercisable, an Option may be exercised in whole or in part.

Outstanding Options shall become immediately exercisable in full in the event that the Company is acquired by merger, purchase of all or substantially all of the Company’s assets, or purchase of a majority of the outstanding stock by a single party or a group acting in concert.

(iii)     Rights of Optionee Before Exercise.  The holder of an Option shall not have the rights of a shareholder with respect to the Shares covered by the Option until the Shares have been issued to him or her upon exercise of the Option.

(iv)     Termination of Employment.  If an optionee’s employment is terminated other than for conduct which is contrary to the best interests of his or her employer, the optionee (or his or her personal representative in the event of death) may, within one year after such termination (or longer, if approved by the Committee), exercise any unexercised portion of his or her Option to the extent he or she was entitled to do so at the time of such termination.

If an optionee’s employment is terminated by his or her employer for conduct which is contrary to the best interests of the employer, as determined by the employer in its sole discretion, the unexercised portion of the optionee’s Option shall expire automatically on the date of termination of his or her employment.

Notwithstanding the foregoing, no Option shall be exercisable subsequent to the date of expiration of the Option term and no Option shall be exercisable subsequent to the termination of the optionee’s employment except as specifically provided in this paragraph (iv).

(v)     Non-transferability of Option.  No Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and each Option shall be exercisable during the optionee’s lifetime only by the optionee.  No Option may be attached or subject to levy by an optionee’s creditors.

(vi)     Date of Grant.  The date on which the exercise price becomes fixed for an Option shall be considered the date on which the Option is granted.

ARTICLE VII.

GENERAL

(a)           No Right to Continued Employment.  Nothing in the Plan or in any Plan document shall be construed to confer upon any employee any right to continue in the employ of the Company or a subsidiary, or to interfere in any way with the right of the Company or a subsidiary as employer to terminate his or her employment at any time, nor to derogate from the terms of any written employment agreement between such corporation and the optionee.

(b)           Section 16 Compliance.  The Plan is intended to comply in all respects with SEC Rule 16b-3, as amended, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3.  If any Plan provision does not comply with Rule 16b-3, the provision shall be deemed inoperative.  The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE VIII.

WITHHOLDING OF TAXES

The Company shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation to withhold in connection with any Option including, but not limited to, withholding a portion of the Shares issuable pursuant to exercise of the Option, or requiring the optionee to pay to the Company, in cash, an amount sufficient to cover the Company’s withholding obligations.

ARTICLE IX.

EFFECTIVE DATE OF PLAN

The effective date of the Plan shall be the date of its original adoption by the Board of Directors of the Company.

ARTICLE X.

DURATION OF THE PLAN

The Plan shall terminate ten years after the date of its approval by the Board of Directors, unless sooner terminated by issuance of all Shares reserved for issuance hereunder.  No Option shall be granted under the Plan after such termination date.  Options granted under the Plan prior to its termination date shall continue until they are exercised or expire or terminate in accordance with their terms.

ARTICLE XI.

TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors of the Company may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable.  No termination or amendment of the Plan may, without the consent of optionees to whom any Options shall previously have been granted, adversely affect the rights of such optionees under such Options.

ARTICLE XII.

INTERPRETATION

The Plan shall be interpreted in accordance with Minnesota law.